UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)

Registrant’s telephone number, including area code: 513-851-4900

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 19, 2013, pursuant to the terms of the previously announced plan of arrangement dated as of December 17, 2012 (the “Arrangement Agreement”), The Hillman Companies, Inc. (“Hillman”) acquired all of the issued and outstanding Class A common shares (the “Shares”) of H. Paulin & Co., Limited (“Paulin”) and Paulin became an indirect wholly owned subsidiary of Hillman (the “Paulin Acquisition”).

Pursuant to the terms of the Arrangement Agreement, the consideration paid by Hillman in the Paulin Acquisition was CAD$27.60 per share (the “Consideration”). The purchase price represented a total enterprise value of approximately CAD$103 million.  The Consideration represented a premium of approximately 116% to the 20-day volume weighted average price of the Shares on the Toronto Stock Exchange (“TSX”) as of December 17, 2012. The closing price of the Shares on the TSX on December 17, 2012 was CAD$13.20.

The description of the Arrangement Agreement in this Item 2.01 is not complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is incorporated by reference herein as Exhibit 2.1.

A press release relating to the closing of the Paulin Acquisition is furnished as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

Mandatory Exchange

In connection with the closing of the Paulin Acquisition, The Hillman Group, Inc. (“Hillman Group”), a subsidiary of Hillman, mandatorily exchanged all of its previously offered $65 million aggregate principal amount of temporary notes issued under an indenture dated as of December 21, 2012 (the “Temporary Notes”) by issuing in exchange therefor Hillman Group’s 10.875% Senior Notes due 2018 (the “Permanent Notes”) in an aggregate principal amount equal to the aggregate principal amount of the Temporary Notes (the “Mandatory Exchange”). The Permanent Notes so issued constitute an additional issuance of Hillman Group’s 10.875% Senior Notes due 2018 pursuant to that certain indenture, dated as of May 28, 2010, as amended and supplemented on December 29, 2010, April 1, 2011, February 5, 2013 and February 19, 2013, between Hillman Group, the guarantors party thereto and the trustee (the “Existing Hillman Indenture”), under which Hillman Group previously issued $200 million in aggregate principal amount of 10.875% Senior Notes due 2018 (the “Existing Hillman Notes”).

The Permanent Notes are identical to, and are pari passu with, the Existing Hillman Notes, except that the Permanent Notes are subject to transfer restrictions under applicable securities laws and have different CUSIP and ISIN numbers until the consummation of a registered exchange offer with respect to the Permanent Notes, at which time holders of Permanent Notes will be able to exchange the privately placed Permanent Notes for publicly registered notes with substantially identical terms and the same CUSIP and ISIN numbers as the Existing Hillman Notes.

The information under Item 8.01 of this Form 8-K is being furnished under Item 8.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of Hillman’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the Paulin Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Paulin Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report is required to be filed pursuant to Item 2.01.

(c)           Not Applicable.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
2.1
Arrangement Agreement, dated December 17, 2012, between The Hillman Companies, Inc. and H. Paulin & Co., Limited (incorporated herein by reference to Exhibit 2.1 to Hillman’s current report on Form 8-K filed December 19, 2012).

99.1	Press Release dated February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE HILLMAN COMPANIES, INC. (Registrant)

Date: February 19, 2013	By:	/s/ Anthony A. Vasconcellos
Name: Anthony A. Vasconcellos
Title: Chief Financial Officer

Exhibit Number	Description of Exhibit
2.1
Arrangement Agreement, dated December 17, 2012, between The Hillman Companies, Inc. and H. Paulin & Co., Limited (incorporated herein by reference to Exhibit 2.1 to Hillman’s current report on Form 8-K filed December 19, 2012).

99.1	Press Release dated February 19, 2013.